UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2006 (September 8, 2006)

Universal Compression Holdings, Inc.

Universal Compression, Inc.

(Exact Name of Registrants as Specified in their Charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

(713) 335-7000
(Registrants’ telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement.

On September 8, 2006, the Board of Directors of Universal Compression Holdings, Inc. (the “Company”), based upon advice from a third party compensation consultant, adjusted the stock option grant methodology utilized to compensate its directors who are not employees of the Company.  Previously, the Company’s non-employee directors have been awarded annual grants of options utilizing a fixed number of shares under the Company’s Incentive Stock Option Plan, which last year was 7,500.  The Board elected to move to a grant-date value with a target award equal to $125,000 (with an assumed option valuation rate as a percentage of face value) rounded to the nearest 100 options.  No other modifications were made to the Company’s director compensation arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: September 14, 2006	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President
and Chief Financial Officer